Exhibit 10.1

Execution Version

EIGHTH AMENDMENT TO MASTER REPURCHASE AGREEMENT
THIS EIGHTH AMENDMENT TO MASTER REPURCHASE AGREEMENT,
dated as of May 28 , 2026 (this “Amendment”), is entered into by and among (i) PARLEX 3A USD IE ISSUER DESIGNATED ACTIVITY COMPANY (including any successor thereto, “US Purchaser”), PARLEX 3A GBP IE ISSUER DESIGNATED ACTIVITY COMPANY
(including any successor thereto, “UK Purchaser”), PARLEX 3A EUR IE ISSUER DESIGNATED ACTIVITY COMPANY (including any successor thereto, “EUR Purchaser”), PARLEX 3A SEK IE ISSUER DESIGNATED ACTIVITY COMPANY (including any successor thereto, “SEK Purchaser”), PERPETUAL CORPORATE TRUST LIMITED AS TRUSTEE OF THE PARLEX 2022-1 ISSUER TRUST (including any successor thereto, “AUS Purchaser”), PARLEX 3A CAD IE ISSUER DESIGNATED ACTIVITY COMPANY
(including any successor thereto, “CAD Purchaser” and, together with US Purchaser, UK Purchaser, EUR Purchaser, SEK Purchaser and AUS Purchaser, each a “Purchaser” and, collectively, “Purchasers”), (ii) PARLEX 3A FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (including any successor thereto in accordance with the Repurchase Agent Agreement, “Repurchase Agent”), (iii) BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (including any successor thereto in accordance with the Realisation Agent Agreement, “Realisation Agent”) and (iv) PARLEX 3A FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“US Seller”), PARLEX 3A UK FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“UK Seller”), PARLEX 3A EUR FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“EUR Seller”), PARLEX 3A SEK FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“SEK Seller”), SILVER FIN SUB TC PTY LTD, acting in its personal capacity and as trustee for the Silver Fin Sub Trust, an Australian proprietary company (“AUS Seller”), GLOSS FINCO 1, LLC, a limited liability company organized under the laws of Delaware (“Gloss Seller”) and PARLEX 3A CAD FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“CAD Seller” and, together with US Seller, UK Seller, EUR Seller, SEK Seller, AUS Seller and Gloss Seller, each a “Seller” and, collectively, “Sellers”). Capitalized terms used and not otherwise defined herein shall have the meanings given in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Purchasers, Repurchase Agent, Realisation Agent and Sellers are parties to that certain Master Repurchase Agreement, dated as of May 31, 2022, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of August 22, 2022, as further amended by that certain Second Amendment to Master Repurchase Agreement, dated as of December 23, 2022, as further amended by that certain Third Amendment to Master Repurchase Agreement, dated as of May 31, 2023, as further amended by that certain Fourth Amendment to Master Repurchase Agreement, dated as of November 22, 2023, as further amended by that certain Fifth Amendment to Master Repurchase Agreement, dated as of April 10, 2024, as further amended by that certain Sixth Amendment to Master Repurchase Agreement, dated as of February 20, 2025, and as further amended by that certain Seventh Amendment to Master Repurchase Agreement, dated as of May 29, 2025 (the “Existing Repurchase Agreement” and, as amended by

Exhibit 10.1

Execution Version
this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”); and
WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Repurchase Agreement.
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
AMENDMENTS TO THE REPURCHASE AGREEMENT
Article 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Availability Period” in its entirety and replacing it with the following:
“Availability Period” shall mean the period (i) beginning on the Closing Date and (ii) ending May 31, 2027, as such date may be extended pursuant to Article 3(f).
ARTICLE 2 REPRESENTATIONS
Each Seller represents and warrants to Purchasers, Repurchase Agent and Realisation
Agent, as of the date of this Amendment, as follows:
(a)No Material Adverse Effect, Margin Deficit Event, Default or Event of Default has occurred and is continuing;
(b)excluding any Due Diligence Representations and as disclosed in a Requested Exceptions Report approved in accordance with the terms of the Repurchase Agreement, all representations and warranties made by any Seller Party in the Transaction Documents are true, correct, complete and accurate on and as of the date of this Amendment;
(c)it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution and delivery;
(d)the person signing this Amendment on its behalf is duly authorized to do so on its behalf;
(e)the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;
(f)this Amendment has been duly executed and delivered by it; and

Exhibit 10.1

Execution Version

(g)this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity.
ARTICLE 3 EXPENSES
Sellers shall pay on demand all of Purchaser’s, Repurchase Agent’s and Realisation Agent’s out-of-pocket costs and expenses, including reasonable fees and expenses of attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.
ARTICLE 4 GOVERNING LAW
THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE 5 MISCELLANEOUS
(a)Except as expressly amended or modified hereby, the Repurchase Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed. All references to the Repurchase Agreement shall be deemed to mean the Repurchase Agreement as modified by this Amendment.
(b)This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.
(c)The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.
(d)This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.

Exhibit 10.1

Execution Version

(e)Article 40 (Perpetual Creditor Limitation of Liability) of the Existing Repurchase Agreement applies to this Amendment as if set out in full in this Amendment and as if references in that Article to “this Agreement” were to “this Amendment”.
(f) This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(g)This Amendment and the Repurchase Agreement, as amended and modified hereby, is a single Transaction Document and shall be construed in accordance with the terms and provisions of the Repurchase Agreement.
[SIGNATURES FOLLOW]

Exhibit 10.1

Execution Version

IN WITNESS WHEREOF, the parties have executed this Amendment as a deed as of the day first written above.
BARCLAYS BANK PLC, as Realisation Agent, for and on behalf of:
PARLEX 3A USD IE ISSUER DESIGNATED ACTIVITY COMPANY,
PARLEX 3A GBP IE ISSUER DESIGNATED ACTIVITY COMPANY,
PARLEX 3A EUR IE ISSUER DESIGNATED ACTIVITY COMPANY,
PARLEX 3A SEK IE ISSUER DESIGNATED ACTIVITY COMPANY,
PARLEX 3A CAD IE ISSUER DESIGNATED ACTIVITY COMPANY,
PERPETUAL CORPORATE TRUST LIMITED (ABN 99 000 341 533) in its
capacity as trustee of the PARLEX 2022-1 ISSUER TRUST

By: /s/ Sarwesh Paradkar
Name: Sarwesh Paradkar
Title: Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Exhibit 10.1

Execution Version
PARLEX 3A FINCO, LLC, as Repurchase Agent

By: /s/ Pierce Classen
Name: Pierce Classen
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Exhibit 10.1

Execution Version
BARCLAYS BANK PLC, as Realisation Agent

By: /s/ Sarwesh Paradkar
Name: Sarwesh Paradkar
Title: Director
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Exhibit 10.1

Execution Version
PARLEX 3A FINCO, LLC, as US Seller

By: /s/ Pierce Classen
Name: Pierce Classen
Title: Authorized Signatory

PARLEX 3A UK FINCO, LLC, as UK Seller

By: /s/ Pierce Classen
Name: Pierce Classen
Title: Authorized Signatory

PARLEX 3A EUR FINCO, LLC, as EUR Seller

By: /s/ Pierce Classen
Name: Pierce Classen
Title: Authorized Signatory

PARLEX 3A SEK FINCO, LLC, as SEK Seller

By: /s/ Pierce Classen
Name: Pierce Classen
Title: Authorized Signatory

Gloss FINCO, LLC, as Gloss Seller

By: /s/ Pierce Classen
Name: Pierce Classen
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Exhibit 10.1

Execution Version

PARLEX 3A CAD FINCO, LLC, as CAD Seller

By: /s/ Pierce Classen
Name: Pierce Classen
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Exhibit 10.1

Execution Version

Signed, sealed and delivered by Silver Fin Sub TC Pty Ltd in its personal capacity and as trustee for Silver Fin Sub Trust in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Taro James Squires	/s/ Christopher John Charles Hunt
Signature of director	Signature of company secretary/director
Full name of director who states that they are a director of Silver Fin Sub TC Pty Ltd	Full name of company secretary/director who states that they are a company secretary/director of Silver Fin Sub TC Pty Ltd